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                                                                     EXHIBIT 2.5


                              TERMINATION AGREEMENT

This TERMINATION AGREEMENT ("Agreement") effective this 8th day of April 2002, relates to a Rescission and Restructuring Agreement dated February 13, 2002, by and among Jupiter Enterprises, Inc. ("JPEN"), Beijing MingHe-Han Science and Technology Co., Ltd. ("MHST"), and the undersigned shareholders of MHST ("Shareholders," each a "Shareholder").


                                    RECITALS

WHEREAS, JPEN, MHST and the Shareholders were parties to a Plan of Reorganization dated November 28, 2001 (the "Reorganization Agreement").

WHEREAS, the parties agreed to rescind the Reorganization Agreement and to restructure the transaction pursuant to a Rescission and Restructuring Agreement dated February 13, 2002.

WHEREAS, the parties have mutually agreed to terminate in full the Rescission and Restructuring Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.       TERM AND CONDITIONS.

         1.1 All shares of common stock of JPEN that were issued to the Shareholders pursuant to the Reorganization Agreement (an aggregate of 30 million post-split shares) shall be cancelled and returned to treasury of JPEN.

         1.2 The resignation of the former officer and directors of JPEN, and the appointment of the current officers and directors of JPEN, as set forth in the Reorganization Agreement, shall not be affected.

         1.3 Except as may be expressly set forth in this Agreement, both the Reorganization Agreement and the Rescission and Restructuring Agreement are hereby terminated, and each shall be unwound to the fullest extent possible and shall be deemed void in their entirety.

         1.4. Except with respect to the obligations created by, acknowledged or arising out of this Agreement, the parties hereby for themselves and their respective legal successors, assigns, and affiliates, release and discharge each other and their own respective legal successors, assigns, and affiliates release and discharge each other and their own and the other's agents, employees and attorneys from any and all claims whether now known or unknown, which either now has, or at any time heretofore ever had, against the other, based upon or arising out or in connection with the matters referenced in the Reorganization Agreement, the Rescission and Restructuring Agreement, or this Agreement, or any other matter, cause, or anything whatsoever, from the beginning of the world to the date of this Agreement.

2. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by express mail courier to the addresses set forth below:


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         JPEN:                         MHST and Shareholders:

         94 Rue de Lausanne, CH1202    8th Floor, No. 8 Huixin East Road
         Geneva, Switzerland           Chaoyang District, Beijing, P.R.C. 100029

3. GOVERNING LAW AND JURISDICTION. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the Peoples' Republic of China, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the city of Beijing, China.. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits, agree to accept service of process by express mail courier, and hereby waive any jurisdictional or venue defenses otherwise available to it.

4. AGREEMENT BINDING ON SUCCESSORS. The provisions of the Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their legal representatives, administrators, successors, and heirs.

5. WAIVER. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

6. UNDERTAKING AND FURTHER ASSURANCES. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

7. INTERPRETATION AND FAIR CONSTRUCTION OF AGREEMENT. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

8. SEVERABILITY. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

9. MODIFICATION. This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

10. COSTS AND ATTORNEYS' FEES. If any party hereto shall bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the court or arbiter may determine to be a reasonable attorney's fee.

11. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or


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relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

13. EXPENSES. All costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

14. HEADINGS. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each signed this Agreement effective on the date first set forth above.

JUPITER ENTERPRISES, INC.


------------------------------
Michael A.J. Harrop, President


BEIJING MINGHE-HAN SCIENCE AND TECHNOLOGY CO., LTD.
(a/k/a Beijing MingHe Harper Science and Technology Co., Ltd.)


------------------------------
Yin Mingshan, Vice Chairman


MHST SHAREHOLDERS:


------------------------------
Yin Mingshan


HAN FAMILY TRUST


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Alexander Chen, Trustee


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